Exhibit 99.1
Contact: Dan Cravens
480/693-5729
FOR IMMEDIATE RELEASE
US AIRWAYS GROUP, INC. REPORTS RECORD AUGUST LOAD FACTOR
TEMPE, Ariz., Sep. 4, 2008 — US Airways Group, Inc. (NYSE: LCC) today reported August and year-to-date 2008 traffic results. Mainline revenue passenger miles (RPMs) for the month were 5.7 billion, down 0.5 percent from August 2007. Capacity was 6.7 billion available seat miles (ASMs), down 1.3 percent versus August 2007. Passenger load factor for the month of August was a record 85.8 percent, up 0.7 points versus August 2007.
US Airways President Scott Kirby said, “August consolidated (mainline and Express) passenger revenue per available seat mile (PRASM) increased between two and four percent versus the same period last year. Looking forward, we remain encouraged as our a la carte revenue initiatives are gaining momentum and industry capacity cuts are beginning to take effect, which we believe will have a positive influence on yields in the coming months.
“In addition, with the busy summer travel season now behind us, we would like to thank our 35,000 employees for doing a fantastic job of taking care of our customers and providing industry leading on-time performance. As a result of their hard work, US Airways ranked first in on-time arrivals among the ten largest US airlines for the first half of 2008 as measured by the DOT’s Air Travel Consumer Report.”
For the month of August US Airways’ preliminary on-time performance as measured by the DOT was 80.8 percent, with a completion factor of 98.2 percent.
The following summarizes US Airways Group’s traffic results for the month and year-to-date ended August 31, 2008 and 2007, consisting of mainline operated flights as well as US Airways Express flights operated by wholly owned subsidiaries PSA Airlines and Piedmont Airlines.

US Airways Mainline
August

	2008	2007	% Change

Mainline Revenue Passenger Miles (000)
Domestic	4,342,461	4,440,195	(2.2)
Atlantic	1,016,288	980,074	3.7
Latin	362,789	329,985	9.9

Total Mainline Revenue Passenger Miles	5,721,538	5,750,254	(0.5)

Mainline Available Seat Miles (000)
Domestic	5,026,191	5,148,643	(2.4)
Atlantic	1,213,197	1,208,089	0.4
Latin	432,904	404,080	7.1

Total Mainline Available Seat Miles	6,672,292	6,760,812	(1.3)

Mainline Load Factor (%)
Domestic	86.4	86.2	0.2	pts
Atlantic	83.8	81.1	2.7	pts
Latin	83.8	81.7	2.1	pts

Total Mainline Load Factor	85.8	85.1	0.7	pts

Mainline Enplanements
Domestic	4,348,834	4,745,994	(8.4)
Atlantic	253,921	252,810	0.4
Latin	297,954	277,677	7.3

Total Mainline Enplanements	4,900,709	5,276,481	(7.1)
YEAR TO DATE

	2008	2007	% Change

Mainline Revenue Passenger Miles (000)
Domestic	33,195,534	34,147,785	(2.8)
Atlantic	5,952,152	5,381,136	10.6
Latin	3,162,810	2,890,616	9.4

Total Mainline Revenue Passenger Miles	42,310,496	42,419,537	(0.3)

Mainline Available Seat Miles (000)
Domestic	39,977,020	41,180,825	(2.9)
Atlantic	7,559,769	6,877,422	9.9
Latin	3,794,114	3,688,319	2.9

Total Mainline Available Seat Miles	51,330,903	51,746,566	(0.8)

Mainline Load Factor (%)
Domestic	83.0	82.9	0.1	pts
Atlantic	78.7	78.2	0.5	pts
Latin	83.4	78.4	5.0	pts

Total Mainline Load Factor	82.4	82.0	0.4	pts

Mainline Enplanements
Domestic	33,816,450	36,277,136	(6.8)
Atlantic	1,518,671	1,379,321	10.1
Latin	2,568,425	2,347,292	9.4

Total Mainline Enplanements	37,903,546	40,003,749	(5.3)
Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

US Airways Express (Piedmont Airlines, PSA Airlines)
August

	2008	2007	% Change

Express Revenue Passenger Miles (000)
Domestic	201,950	188,971	6.9

Express Available Seat Miles (000)
Domestic	290,111	265,688	9.2

Express Load Factor (%)
Domestic	69.6	71.1	(1.5)	pts

Express Enplanements
Domestic	729,210	703,760	3.6
YEAR TO DATE

	2008	2007	% Change
Express Revenue Passenger Miles (000)
Domestic	1,493,718	1,591,684	(6.2)

Express Available Seat Miles (000)
Domestic	2,202,791	2,247,276	(2.0)

Express Load Factor (%)
Domestic	67.8	70.8	(3.0)	pts

Express Enplanements
Domestic	5,335,532	5,636,406	(5.3)
Notes:

1)	Canada is included in domestic results.

Consolidated US Airways Group, Inc.
August

	2008	2007	% Change

Consolidated Revenue Passenger Miles (000)
Domestic	4,544,411	4,629,166	(1.8)
Atlantic	1,016,288	980,074	3.7
Latin	362,789	329,985	9.9

Total Consolidated Revenue Passenger Miles	5,923,488	5,939,225	(0.3)

Consolidated Available Seat Miles (000)
Domestic	5,316,302	5,414,331	(1.8)
Atlantic	1,213,197	1,208,089	0.4
Latin	432,904	404,080	7.1

Total Consolidated Available Seat Miles	6,962,403	7,026,500	(0.9)

Consolidated Load Factor (%)
Domestic	85.5	85.5	—	pts
Atlantic	83.8	81.1	2.7	pts
Latin	83.8	81.7	2.1	pts

Total Consolidated Load Factor	85.1	84.5	0.6	pts

Consolidated Enplanements
Domestic	5,078,044	5,449,754	(6.8)
Atlantic	253,921	252,810	0.4
Latin	297,954	277,677	7.3

Total Consolidated Enplanements	5,629,919	5,980,241	(5.9)
YEAR TO DATE

	2008	2007	% Change

Consolidated Revenue Passenger Miles (000)
Domestic	34,689,252	35,739,469	(2.9)
Atlantic	5,952,152	5,381,136	10.6
Latin	3,162,810	2,890,616	9.4

Total Consolidated Revenue Passenger Miles	43,804,214	44,011,221	(0.5)

Consolidated Available Seat Miles (000)
Domestic	42,179,811	43,428,101	(2.9)
Atlantic	7,559,769	6,877,422	9.9
Latin	3,794,114	3,688,319	2.9

Total Consolidated Available Seat Miles	53,533,694	53,993,842	(0.9)

Consolidated Load Factor (%)
Domestic	82.2	82.3	(0.1)	pts
Atlantic	78.7	78.2	0.5	pts
Latin	83.4	78.4	5.0	pts

Total Consolidated Load Factor	81.8	81.5	0.3	pts

Consolidated Enplanements
Domestic	39,151,982	41,913,542	(6.6)
Atlantic	1,518,671	1,379,321	10.1
Latin	2,568,425	2,347,292	9.4

Total Consolidated Enplanements	43,239,078	45,640,155	(5.3)
Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

Other Notable Accomplishments
US Airways is also providing a brief update on notable company accomplishments during the month of August:
•	Completed an underwritten public stock offering, which included the sale of 19.0 million shares of common stock at a price of $8.50 per share as well as the full exercise of the overallotment option granted by the company for an additional 2.85 million shares at the same price. The net proceeds from the offering, after deducting underwriting discounts and commissions, were approximately $179 million and will be used for general corporate purposes.
•	Announced intention to operate year-round, daily non-stop service to Tel Aviv from the airline’s Philadelphia hub. Service, which has received DOT approval and is awaiting Israeli government approval, is slated to begin July 2, 2009 utilizing brand new A300-200 aircraft.
US Airways is the fifth largest domestic airline employing more than 35,000 aviation professionals worldwide. US Airways, US Airways Shuttle and US Airways Express operate approximately 3,500 flights per day and serve more than 230 communities in the U.S., Canada, Europe, the Caribbean and Latin America. US Airways is a member of the Star Alliance network, which offers our customers 18,000 daily flights to 965 destinations in 162 countries worldwide. This press release and additional information on US Airways can be found at www.usairways.com. (LCCT)
Forward Looking Statements
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance of US Airways Group (the “Company”). Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of high fuel costs, significant disruptions in fuel supply and further significant increases to fuel prices; the impact of future significant operating losses; the Company’s high level of fixed obligations (including compliance with financial covenants related to those obligations) and the ability of the Company to obtain and maintain any necessary financing for operations and other purposes; the impact of changes in the Company’s business model; the ability of the Company to maintain adequate liquidity; changes in prevailing interest rates and increased costs of financing; the impact of economic conditions; the ability of the Company to obtain and maintain commercially reasonable terms with vendors and service providers and reliance on those vendors and service providers; reliance on third party service providers and the impact of any failure or disruption by these providers; labor costs, relations with unionized employees generally and the impact and outcome of the labor negotiations; reliance on automated systems and the impact of any failure or disruption of these systems; the impact of industry consolidation; competitive practices in the industry, including significant fare restructuring activities, capacity reductions or other restructuring or consolidation activities by major airlines; the ability to attract and retain qualified personnel; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events; security-related and insurance costs; government legislation and regulation, including environmental regulation; the Company’s ability to obtain and maintain adequate facilities and infrastructure to operate and grow the Company’s network; costs of ongoing data security compliance requirements and the impact of any data security breach; interruptions or disruptions in service at one or more of the Company’s hub airports; the impact of any accident involving the Company’s aircraft; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; weather conditions; the cyclical nature of the airline industry; the impact of foreign currency exchange rate fluctuations; the ability to use pre-merger NOLs and certain other tax attributes; ability to integrate management, operations and labor groups; the ability to maintain contracts critical to the Company’s operations; the ability of the Company to attract and retain customers; and other risks and uncertainties listed from time to time in the Company’s reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended June 30, 2008 and in the Company’s filings with the SEC, which are available at www.usairways.com
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